EXHIBIT 99.1

NEWS RELEASE FOR INFORMATION CONTACT: Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale	Lisa A. Indest
Exec. V.P., CFO	V.P., Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, July 23, 2008

GLIMCHER REPORTS SECOND QUARTER 2008 RESULTS

•	Core mall store occupancy at June 30, 2008 over 92% - 40 basis points higher than at June 30, 2007

•	Quarterly releasing spreads increased 15% over the prior rental rate

•	Comparable NOI growth for wholly-owned malls of 2.3% for the second quarter of 2008

COLUMBUS, OH – July 23 – Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the second quarter ended June 30, 2008.  A description and reconciliation of non-GAAP financial metrics is contained in a later section of this press release and references to per share amounts are based on diluted common shares.

Net income available to common shareholders in the second quarter of 2008 was $1.3 million, or $0.03 per share, as compared to a net loss of $(5.3) million, or $(0.14) per share, in the second quarter of 2007.  Funds From Operations (“FFO”) in the second quarter of 2008 was $20.5 million compared to $16.0 million in the second quarter of 2007.  On a per share basis, FFO for the second quarter of 2008 was $0.50 per share compared to $0.40 per share in the second quarter of 2007.  Included in the second quarter 2007 FFO was a $2.5 million non-cash impairment charge related to Northwest Mall in Houston, Texas.

“We are pleased with our second quarter financial results,” stated Michael P. Glimcher, Chairman of the Board and CEO. “Once again, our properties posted solid operating metrics for the quarter demonstrating resilience amid this challenging market environment.”

For the first six months of 2008, net income available to common shareholders was $1.1 million, or $0.03 per share, compared to a net loss of $(4.2) million, or $(0.11) per share, in the first six months of 2007.  FFO was $40.4 million, or $0.99 per share, in the first six months of 2008 compared to $36.0 million, or $0.89 per share, in the first six months of 2007.

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Three Months Ended June 30,		For Six Months Ended June 30,
	2008	2007	2008	2007
Revenues	$77,642	$71,430	$155,761	$144,129
Net income (loss) available to common shareholders	$1,314	$(5,277)	$1,053	$(4,169)
Earnings (loss) per diluted common share	$0.03	$(0.14)	$0.03	$(0.11)
FFO	$20,537	$16,048	$40,433	$36,044
FFO per diluted common share	$.50	$0.40	$0.99	$0.89

Glimcher Realty Trust

Highlights

•
Total revenues of $77.6 million in the second quarter of 2008 were 8.7% greater than total revenues for the second quarter of 2007.   Revenues from Merritt Square Mall, which was acquired in October 2007, drove approximately $3.0 million of the increase.  Other significant increases in revenue resulted from higher tenant reimbursement income of approximately $1.4 million, primarily due to improved recovery rates, and $0.6 million increase in lease termination fees compared to the second quarter 2007.

•
Net income to common shareholders for the second quarter of 2008 improved by $6.6 million compared to the second quarter of 2007.  Lower interest expense of $2.7 million, higher net tenant reimbursement income of $0.8 million from improved recovery rates, higher contribution of $2.3 million from discontinued operations resulting from the gain on the sale of Knox Village Square in 2008 compared to a loss on a property sale and a property impairment in the second quarter of 2007, as well as higher fee income from unconsolidated real estate entities contributed to improvements in our income performance in 2008.  These improvements were partially offset by a higher provision for credit losses in the second quarter of 2008, as well as lower income contribution from our investment in our unconsolidated real estate entities.

•
Net operating income for comparable held-for-investment mall properties, including joint venture malls (“Core Malls”), increased 1.3% in the second quarter of 2008 over the second quarter of 2007.  When including mall properties classified as held-for-sale, net operating income increased approximately 1% for the quarter.  The impact of prior year tenant reimbursements was not considered in making these comparisons.

•
Core Malls store average rents were $27.23 per square foot at June 30, 2008, an increase of 2% from the $26.78 per square foot at June 30, 2007.  Re-leasing spreads for the leases signed during the second quarter of 2008 were favorable by 15% with base rents averaging over $30 per square foot.  Re-leasing spreads represent the percentage change in base rent for leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•
Mall store occupancy for our Core Malls at June 30, 2008 was 92.2% compared to 91.8% at June 30, 2007, an improvement of 40 basis points. When including mall properties classified as held-for-sale and our non-comparable mall (Merritt Square Mall) acquired since June 2007, mall store occupancy was 90.2% at June 30, 2008.

•
Aggregate sales for the Core Malls stores decreased 2% to $362 per square foot for the twelve months ending June 30, 2008 compared to $370 per square foot for the twelve months ending June 30, 2007.  The sales per square foot for the twelve months ending June 30, 2008 were comparable to the sales per square foot for the twelve months ending March 31, 2008.  Aggregate sales represent retail sales for all mall stores of 10,000 square feet or less that reported sales in each respective twelve month period.   When including mall properties classified as held-for-sale and our non-comparable mall (Merritt Square Mall) acquired since June 2007, store sales were $353 per square foot at June 30, 2008.

•
Debt-to-total-market capitalization at June 30, 2008 (including the Company’s pro-rata share of unconsolidated real estate entities’ debt) was 71.3% based on the common share closing price of $11.18, compared to 67.1% at December 31, 2007 based on the common share closing price of $14.29.  Fixed rate debt represented approximately 90% of the Company’s total outstanding borrowings at June 30, 2008.

Status of Property Dispositions

The Company had four properties held-for-sale at the end of the first quarter of 2008.  The status of each property is discussed below:

•	Knox Village Square – We sold this community center asset in May 2008 for $9.5 million and used the proceeds to pay down the credit facility.
•	Ohio River Valley – We are in discussions with an interested buyer and expect to sell this community center property in 2008.
•
Great Mall of the Great Plains – We are in contract to sell this asset and the buyer has funds at risk and expects to close in 2008.  The contract price is above the net book value of the property.  We expect to use the proceeds from this property sale as well as funds from our line of credit to repay the $30 million loan on the property.

•
Eastland Charlotte Mall – We have notified the loan servicer on our Eastland Charlotte Mall that Glimcher Properties Limited Partnership will not fund any further cash deficits at the property.  In addition, Glimcher Properties Limited Partnership has filed a legal action seeking the appointment of a receiver for Eastland Charlotte Mall and the liquidation of this property.

Glimcher Realty Trust

Outlook

The Company now estimates diluted net income per share to be in the range of $0.06 to $0.14 for 2008 and reaffirmed FFO per share to be in the range of $2.02 to $2.10 for the year.  The guidance assumes lower short-term borrowing rates and continued fees from unconsolidated real estate entities will offset any potential lost rent associated with the Steve & Barry’s bankruptcy filing earlier this month.  Under a scenario in which the Steve & Barry’s bankruptcy results in a total liquidation and rejection of all leases, we expect our exposure to include up to $1.5 million of base rent and $1.0 million of write-offs associated with unamortized lease inducements.  For the remainder of the year, the Company is now forecasting a LIBOR rate of slightly under 3% and net fees from unconsolidated real estate entities of $3 million.

A reconciliation of estimated diluted net income per share to the range of estimated FFO per share for 2008 follows:

	Low End	High End
Estimated diluted net income per share	$0.06	$0.14
Add: Real estate depreciation and amortization*	2.00	2.00
Less: Gain on sales of properties	(0.04)	(0.04)
Estimated FFO per share	$2.02	$2.10

For the third quarter of 2008, the Company estimates diluted net income per share to be in the range of $(0.07) to $(0.02) and FFO per share to be in the range of $0.41 to $0.46.  The guidance provides for the potential write-off of unamortized lease inducements of $1.0 million associated with the Steve & Barry’s bankruptcy.  A reconciliation of the range of estimated diluted net income per share to estimated FFO per share for the third quarter of 2008 follows:

	Low End	High End
Estimated diluted net income per share	$(0.07)	$(0.02)
Add: Real estate depreciation and amortization*	0.48	0.48
Estimated FFO per share	$0.41	$0.46

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held for use and held for sale.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook section and attached financial tables of the press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, termination income, amortization of market-rent adjustments and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Glimcher Realty Trust

Second Quarter Conference Call

Glimcher’s second quarter investor conference call is scheduled for 11 a.m. ET on Thursday, July 24, 2008.  Those wishing to join this call may do so by calling (866) 825-3308, passcode 29006417.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com on July 24, 2008 and continue through August 7, 2008.  Supplemental information about the second quarter operating results is available on the Company’s web site or at www.sec.gov or by calling (614) 887-5844.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of regional and super-regional malls.  At June 30, 2008, the Company’s mall portfolio, including assets held through one of the Company’s strategic joint ventures, consisted of 23 properties located in 14 states with gross leasable area totaling approximately 20.6 million square feet.  The community center portfolio is comprised of three properties representing approximately 761,000 square feet.  Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRTPRF” and “GRTPRG,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, tenant or joint venture partner(s) bankruptcies, failure to increase mall store occupancy and same-mall operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases as compared to expense increases, the financial stability of tenants within the retail industry, the failure of the Company (defined herein) to make additional investments in regional mall properties and to redevelop properties, failure to complete proposed or anticipated acquisitions, the failure to sell properties as anticipated and to obtain estimated sale prices, the inability to upgrade our tenant mix, restrictions in current financing arrangements, failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, the failure of GRT to qualify as a real estate investment trust (“REIT”), the failure to refinance debt at favorable terms and conditions, an increase in impairment charges with respect to Properties for which there has been a prior impairment charge as well as impairment charges with respect to other Properties, loss of key personnel, material changes in the Company’s dividend rates on its securities or the ability to pay its dividend on its securities, possible restrictions on our ability to operate or dispose of any partially-owned Properties (defined herein), failure to achieve earnings/funds from operations targets or estimates, conflicts of interest with existing joint venture partners, significant costs related to environmental issues as well as other risks listed from time to time in this news release and in GRT’s other reports and statements filed with the Securities and Exchange Commission (“SEC”).

Visit Glimcher at: www.glimcher.com

Glimcher Realty Trust
Add 5

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended June 30,
Statement of Operations	2008		2007

Total revenues	$77,642		$71,430
Total expenses	(52,815)		(49,937)
Operating income	24,827		21,493
Interest expense, net	(20,064)		(22,808)
Equity in (loss) income of unconsolidated entities, net	(48)		1,276
Income (loss) before minority interest in operating partnership
and discontinued operations	4,715		(39)

Minority interest in operating partnership	-		431
Income from continuing operations	4,715		392
Discontinued operations:
Impairment loss	-		(2,452)
Gain (loss) on sale of properties	1,252		(1,073)
(Loss) income from operations	(294)		2,215
Net income (loss)	5,673		(918)
Less: Preferred stock dividends	(4,359)		(4,359)
Net income (loss) available to common shareholders	$1,314		$(5,277)

Reconciliation of Net Income (Loss) Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net income (loss) available to common shareholders	$1,314		$(5,277)
Minority interest in operating partnership	-		(431)
	1,314	$0.03	(5,708)	$(0.14)
Real estate depreciation and amortization	19,364	0.47	19,571	0.48
Equity in loss (income) of unconsolidated entities	48	0.00	(1,276)	(0.03)
Pro-rata share of joint venture funds from operations	1,063	0.03	2,388	0.06
(Gain) loss on sale of properties	(1,252)	(0.03)	1,073	0.03
Funds From Operations	$20,537	$0.50	$16,048	$0.40

Weighted average common shares outstanding - basic	37,598		36,998
Weighted average common shares outstanding - diluted	40,790		40,548

Earnings per Share

Net income (loss) available to common shareholders before
discontinued operations per common share	$0.01		$(0.11)
Discontinued operations per common share	$0.03		$(0.03)
Income (loss) per common share	$0.03		$(0.14)

Net income (loss) available to common shareholders before
discontinued operations per diluted common share	$0.01		$(0.11)
Discontinued operations per diluted common share	$0.02		$(0.03)
Income (loss) per diluted common share	$0.03		$(0.14)
Funds from operations per diluted common share	$0.50		$0.40

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Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Six Months ended June 30,
Statement of Operations	2008		2007

Total revenues	$155,761		$144,129
Total expenses	(105,673)		(97,628)
Operating income	50,088		46,501
Interest expense, net	(40,725)		(45,012)
Equity in income of unconsolidated entities, net	155		1,393
Income before minority interest in operating partnership
and discontinued operations	9,518		2,882

Minority interest in operating partnership	-		348
Income from continuing operations	9,518		3,230
Discontinued operations:
Impairment loss	-		(2,452)
Gain (loss) on sale of properties	1,252		(1,435)
(Loss) income from operations	(999)		5,206
Net income	9,771		4,549
Less: Preferred stock dividends	(8,718)		(8,718)
Net income (loss) available to common shareholders	$1,053		$(4,169)

Reconciliation of Net Income (Loss) Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net income (loss) availalbe to common shareholders	$1,053		$(4,169)
Minority interest in operating partnership	-		(348)
	1,053	$0.03	(4,517)	$(0.11)
Real estate depreciation and amortization	38,452	$0.94	36,830	$0.91
Equity in income of unconsolidated entities	(155)	$(0.00)	(1,393)	$(0.03)
Pro-rata share of joint venture funds from operations	2,335	$0.06	3,689	$0.09
(Gain) loss on sale of properties	(1,252)	$(0.04)	1,435	$0.03
Funds From Operations	$40,433	$0.99	$36,044	$0.89

Weighted average common shares outstanding - basic	37,589		36,901
Weighted average common shares outstanding - diluted	40,746		40,436

Earnings per Share

Net income (loss) available to common shareholders before
discontinued operations per common share	$0.02		$(0.15)
Discontinued operations per common share	$0.01		$0.03
Income (loss) per common share	$0.03		$(0.11)

Net income (loss) available to common shareholders before
discontinued operations per diluted common share	$0.02		$(0.14)
Discontinued operations per diluted common share	$0.01		$0.03
income (loss) per diluted common share	$0.03		$(0.11)
Funds from operations per diluted common share	$0.99		$0.89

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Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	June 30,	December 31,
	2008	2007
Investment in real estate, net	$1,710,955	$1,710,003
Total assets	$1,814,416	$1,830,947
Mortgage notes and other notes payable	$1,574,116	$1,552,210
Debt / Market capitalization	70.3%	66.2%
Debt / Market capitalization including pro-rata share of joint ventures	71.3%	67.1%

		June 30,	June 30,
		2008	2007
Occupancy:
	Wholly-owned Malls:
	Mall Anchors	97.0%	95.1%
	Mall Stores	90.5%	90.5%
	Total Consolidated Mall Portfolio	94.5%	93.5%

	Mall Portfolio including Joint Ventures:
	Mall Anchors	97.1%	95.4%
	Mall Stores	90.2%	90.3%
	Total Mall Portfolio	94.5%	93.6%

	Core Malls (1);
	Mall Anchors	97.3%	96.8%
	Mall Stores	92.2%	91.8%
	Total Mall Portfolio	95.4%	95.0%

Average Base Rents:
	Wholly-owned Malls:
	Mall Anchors	$6.25	$6.34
	Mall Stores	$26.19	$26.08

	Mall Portfolio including Joint Ventures:
	Mall Anchors	$6.63	$6.74
	Mall Stores	$26.02	$25.86

	Core Malls (1);
	Mall Anchors	$6.70	$6.66
	Mall Stores	$27.23	$26.78

(1) Excludes properties sold after June 30, 2007 and properties purchased after June 30, 2007.
Includes both wholly-owned and joint venture assets and excludes held-for-sale malls.

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